Denbury Inc.
Unaudited Pro Forma Condensed Consolidated Financial Information
Introduction

The following unaudited pro forma condensed consolidated statement of operations and explanatory notes (the “Pro Forma Financial Information”) sets forth historical consolidated statement of operations for Denbury Resources Inc. together with its consolidated subsidiaries and historical unaudited condensed consolidated statement of operations for Denbury Inc. together with its consolidated subsidiaries after giving effect to the restructuring and application of fresh start accounting. Denbury Inc. (“Denbury,” “Company,” “we,” “us” or “our”) became the successor reporting company of Denbury Resources Inc. (the “Predecessor”) upon the Predecessor’s emergence from bankruptcy on September 18, 2020 pursuant to Rule 15d-5 of the Securities Exchange Act of 1934 post emergence. References to “Successor” relate to the results of operations of the Company subsequent to September 18, 2020, and references to “Predecessor” relate to the results of operations of the Company prior to, and including, September 18, 2020. The historical data provided for the period from January 1, 2020 through September 18, 2020 and the period from September 19, 2020 through December 31, 2020 is derived from Denbury Resources Inc. and the Company’s audited consolidated financial statements, respectively.

The Pro Forma Financial Information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2020.

The Pro Forma Financial Information has been prepared giving effect to the adjustments described below as if the transactions and related events (the “Emergence Transactions”) had occurred on January 1, 2020. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the prepackaged joint plan of reorganization (the “Plan”) becoming effective and (ii) reasonable and supportable. Each of these adjustments is described in further detail below and within the notes to the unaudited pro forma condensed consolidated statement of operations.

In addition, our historical financial statements prior to September 18, 2020 (the “Effective Date”) are not comparable to our financial statements after that date due primarily to the effects of the Plan and the adoption and application of Financial Accounting Standards Board Codification Topic 852, Reorganizations (“ASC 852”), provided in accounting principles generally accepted in the United States of America (“U.S. GAAP”) with respect to entities that have emerged from bankruptcy proceedings.

Reorganization Adjustments

The Reorganization Adjustments column of the Pro Forma Financial Information gives effect to the consummation of the Plan, including the following transactions:

•our previously outstanding common stock was canceled, extinguished and discharged;
•all amounts outstanding under the senior secured second lien notes, convertible senior notes, and senior subordinated notes (the “Senior Notes”) were fully extinguished;
•the issuance of 49,999,999 shares of common stock, par value $0.001 per share (the “New Common Stock”);
•our entry into a new $575 million revolving credit agreement (the “Successor Bank Credit Agreement”) with initial borrowings of $140 million; and
•the issuance of 2,631,579 series A warrants at an initial exercise price of $32.59 per share to former holders of the Predecessor’s convertible senior notes and 2,894,740 series B warrants at an initial exercise price of $35.41 per share to former holders of the Predecessor’s senior subordinated notes and Predecessor’s equity interests.

Pipeline Financing Transactions Adjustments

On October 30, 2020, we restructured our CO2 pipeline financing arrangements (“Pipeline Financings”) with Genesis Energy, L.P. (“Genesis”), whereby we (1) reacquired the NEJD pipeline system from Genesis in exchange for $70 million to be paid in four equal payments during 2021, representing full settlement of all remaining obligations under the NEJD secured financing lease; and (2) reacquired the Free State Pipeline from Genesis in exchange for a one-time payment of $22.5 million on October 30, 2020 (together, the “Pipeline Financing Transactions”). Pro forma adjustments shown within the “Reorganization Adjustments” column within “Interest, net” of the accompanying unaudited pro forma condensed consolidated statement of operations give effect to the Pipeline Financing Transactions assuming the Emergence Transactions had occurred on January 1, 2020.

Denbury Inc.
Unaudited Pro Forma Condensed Consolidated Financial Information
Fresh Start Adjustments

We adopted fresh start accounting in accordance with ASC 852 as of the Effective Date of our emergence from reorganization under Chapter 11, resulting in the Company becoming a new entity for financial reporting purposes. Upon the adoption of fresh start accounting, our assets and liabilities were recorded at their fair values as of September 18, 2020 and liabilities subject to compromise of the predecessor entity were either reinstated or extinguished as part of the reorganization through an exchange of equity or equity-linked instruments. Pro forma adjustments shown within the “Fresh Start Adjustments” column of the accompanying unaudited pro forma condensed consolidated statement of operations give effect to the application of fresh start accounting assuming the Emergence Transactions had occurred on January 1, 2020.

Denbury Inc.
Pro Forma Unaudited Condensed Consolidated Statement of Operations
(In thousands, except per share data)

	Year Ended December 31, 2020
			Pro Forma Adjustments
	Historical Predecessor (Jan. 1, 2020 through Sept. 18, 2020)	Historical Successor (Sept. 19, 2020 through Dec. 31, 2020)	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
Revenues and other income
Oil, natural gas, and related product sales	$492,101	$201,108	—		—		$693,209
CO2 sales and transportation fees	21,049	9,419	—		—		30,468
Oil marketing sales	8,543	5,376	—		—		13,919
Other income	8,419	4,697	—		—		13,116
Total revenues and other income	530,112	220,600	—		—		750,712
Expenses
Lease operating expenses	250,271	101,234	—		(3,326)	(f)	348,179
Transportation and marketing expenses	27,164	10,595	—		—		37,759
CO2 operating and discovery expenses	2,592	1,976	—		—		4,568
Taxes other than income	43,531	16,584	—		—		60,115
Oil marketing expenses	8,399	5,318	—		—		13,717
General and administrative expenses	48,522	19,470	(225)	(a)	—		67,767
Interest, net	48,267	1,815	(40,529)	(b)	—		9,553
Depletion, depreciation, and amortization	188,593	45,812	—		(90,350)	(g)	144,055
Commodity derivatives income	(102,032)	61,902	—		—		(40,130)
Gain on debt extinguishment	(18,994)	—	—		—		(18,994)
Write-down of oil and natural gas properties	996,658	1,006	—		—		997,664
Reorganization items, net	849,980	—	1,013,118	(c)	(1,834,423)	(h)	28,675
Other expenses	35,868	8,072	—	(d)	—		43,940
Total expenses	2,378,819	273,784	972,364		(1,928,099)		1,696,868
Income (loss) before income taxes	(1,848,707)	(53,184)	(972,364)		1,928,099		(946,156)
Income tax provision (benefit)	(416,129)	(2,526)	(243,091)	(e)	482,025	(i)	(179,721)
Net income (loss)	$(1,432,578)	$(50,658)	$(729,273)		$1,446,074		$(766,435)

Net income (loss) per common share
Basic	$(2.89)	$(1.01)					$(15.33)
Diluted	$(2.89)	$(1.01)					$(15.33)

Weighted average common shares outstanding
Basic	495,560	50,000					50,000
Diluted	495,560	50,000					50,000

Denbury Inc.
Notes to Pro Forma Unaudited Condensed Consolidated Statement of Operations
Note 1. Basis of Presentation

The following unaudited pro forma condensed consolidated statement of operations and explanatory notes (the “Pro Forma Financial Information”) sets forth historical consolidated statement of operations for Denbury Resources Inc. together with its consolidated subsidiaries and historical unaudited condensed consolidated statement of operations for Denbury Inc. together with its consolidated subsidiaries after giving effect to the restructuring and application of fresh start accounting. Denbury Inc. (“Denbury,” “Company,” “Successor” “we,” “us” or “our”) became the successor reporting company of Denbury Resources Inc. (the “Predecessor”) upon the Predecessor’s emergence from bankruptcy on September 18, 2020 pursuant to Rule 15d-5 of the Securities Exchange Act of 1934 post emergence. References to “Successor” relate to the results of operations of the Company subsequent to September 18, 2020, and references to “Predecessor” relate to the results of operations of the Company prior to, and including, September 18, 2020. The historical data provided for the period from January 1, 2020 through September 18, 2020 and the period from September 19, 2020 through December 31, 2020 is derived from Denbury Resources Inc. and the Company’s audited consolidated financial statements, respectively.

The accompanying unaudited pro forma condensed consolidated statement of operations and explanatory notes present the statement of operations of Denbury Inc. assuming the Emergence Transactions had occurred on January 1, 2020.

The unaudited pro forma condensed consolidated statement of operations does not purport to represent what the results of operations of the Company would have been had the Emergence Transactions occurred on January 1, 2020, or to project the results of operations of the Company for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and supportable. The pro forma adjustments are directly attributable to the Emergence Transactions and in the opinion of management, represent all necessary adjustments and are expected to have a continuing impact on the results of operations of the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated statement of operations have been made.

The pro forma adjustments columns included in the accompanying unaudited pro forma condensed consolidated statement of operations represent the adjustments to the Historical Predecessor periods’ condensed consolidated statement of operations required to derive the pro forma results of operations of the Company for the year ended December 31, 2020, assuming the Emergence Transactions occurred on January 1, 2020. The Company has not presented herein a pro forma condensed consolidated balance sheet, as the effects of the prepackaged joint plan of reorganization (the “Plan”) and the application of fresh start accounting are presented in the consolidated balance sheet in the Company’s Form 10-K for the year ended December 31, 2020. Thus, no further pro forma adjustments are necessary.

Note 2. Pro Forma Adjustments

Reorganization Adjustments

(a)The adjustment represents the removal of lease costs and sublease income as a result of the cancellation of certain corporate office leases, as well as adding a new lease contract post emergence to replace the corporate office lease as follows:

In thousands	Year Ended December 31, 2020
Elimination of costs for rejected lease contracts	$(5,479)
Elimination of sublease income for rejected lease contracts	2,584
Record pro forma costs for new office lease	2,670
Pro forma adjustment for general and administrative expenses	$(225)

(b)The adjustment reflects a reduction of interest expense as a result of the Plan. The Senior Notes of the Predecessor (“Senior Notes”) were canceled, and the Predecessor’s liability thereunder discharged. From December 2014 through September 18, 2020, the Company maintained a senior secured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent, and other lenders party thereto (the “Predecessor Bank Credit Agreement”). All but a minor portion of the Predecessor Bank Credit Agreement was refinanced through a Senior Secured Superpriority Debtor-in-Possession (“DIP”) Credit Agreement from August 4, 2020 through September 18, 2020, which was in turn

Denbury Inc.
Notes to Pro Forma Unaudited Condensed Consolidated Statement of Operations
refinanced by the Successor Bank Credit Agreement upon emergence. At the Effective Date, borrowings of $140 million were outstanding under the Successor Bank Credit Agreement and currently bear interest at 4% per annum based on the London Inter–Bank Offered Rate plus applicable premiums based on the percent of the borrowing base outstanding. Pro forma interest associated with the Pipeline Financings represents imputed interest associated with the $90.8 million outstanding balance of restructured CO2 pipeline financing arrangements with Genesis at a rate of approximately 4% per annum. The pro forma adjustments to interest expense were as follows:

In thousands	Year Ended December 31, 2020
Elimination of historical interest expense related to the Senior Notes and senior secured bank credit facility	$(28,658)
Elimination of historical amortization of debt issuance costs related to Senior Notes and senior secured bank credit facility	(2,553)
Elimination of debt discount interest related to Senior Notes	(9,132)
Elimination of historical interest related to Pipeline Financings	(8,258)
Record pro forma interest related to the Successor Bank Credit Agreement	2,750
Record pro forma amortization of debt issue costs related to Successor Bank Credit Agreement	1,363
Record pro forma interest related to Pipeline Financings	3,959
Pro forma adjustment for interest expense	$(40,529)

(c)The adjustment represents the reversal of the Chapter 11 reorganization for the year ended December 31, 2020. The balance excludes the fresh start valuation adjustments which are also an item which is described in Tickmark (h). The balance is comprised of the following items:

In thousands	Period from January 1, 2020 through September 18, 2020
Loss on rejected contracts and leases	$10,989
Valuation adjustments to debt classified as subject to compromise	757
Gain on settlement of liabilities subject to compromise	(1,024,864)
Total reorganization items, net	$(1,013,118)

Excluded from this adjustment are the following non-recurring items incurred that are not considered directly attributable to the Chapter 11 reorganization as follows:

In thousands	Period from January 1, 2020 through September 18, 2020
Professional service provider fees and other expenses	$11,267
Success fees for professional service providers	9,700
DIP credit agreement fees	3,107
Acceleration of Predecessor stock compensation expense	4,601
Total	$28,675

(d)The year ended December 31, 2020 includes the following non-recurring items incurred that are not considered directly attributable to the Chapter 11 reorganization: (i) $22.8 million attributable to professional fees and related costs of our bankruptcy advisors that we incurred prior to the Petition Date in support of our bankruptcy filing and (ii) $5.4 million for all fees incurred directly related to bankruptcy from September 19, 2020 to December 31, 2020.

Denbury Inc.
Notes to Pro Forma Unaudited Condensed Consolidated Statement of Operations
(e)The adjustment reflects the recalculation of income tax expense using an estimated statutory rate of approximately 25% related to reorganization pro forma adjustments for the year ended December 31, 2020.

Fresh Start Adjustments

(f)The adjustment represents the amortization of intangible liabilities established in fresh start accounting of $3.3 million for the year ended December 31, 2020.

(g)The adjustment represents the reduction in depletion, depreciation, and amortization expense following the fair value measurement as part of applying fresh start accounting upon emergence from reorganization under Chapter 11. The Company calculated a fresh start depletion rate using proved reserves valued at $782.2 million at the Effective Date pushed back to January 1, 2020 and the actual production for the year ended December 31, 2020. The Company applied the new useful lives ranging from one to 12 years for other property and equipment which had a value of $27.0 million at the Effective Date. The Company applied the new useful lives ranging from 20 to 43 years for pipelines which had a value of $132.6 million at the Effective Date. The Company applied useful lives for amortization ranging from seven to 14 years for intangible assets related to CO2 purchase and sales contracts which had a value of $100.0 million at the Effective Date.

(h)The adjustment represents the reversal of the cumulative effect of the fresh start accounting adjustments for $1.8 billion in “Reorganization items, net” for the year ended December 31, 2020.

(i)The adjustment reflects the recalculation of income tax expense using an estimated statutory rate of approximately 25% related to fresh start pro forma adjustments for the year ended December 31, 2020.